Exhibit 99 (a)

Bank of Granite Corporation
     News

For Release:	April 11, 2005

BANK OF GRANITE CORPORATION REPORTS INCREASED EARNINGS
FOR FIRST QUARTER OF 2005

     Bank of Granite Corporation (NASDAQ: GRAN) reported improved earnings for the first quarter of 2005.

     Net income for the quarter, ending March 31, 2005 was $3,185,237 compared to $2,991,327 in 2004—an increase of 6.5%. On a per share basis, this equates to 24¢ vs. 22¢ for the first quarter of 2004—an increase of 9.1%. Earnings in the first quarter of the previous year included a nonrecurring charge of approximately 2¢ per share. Charles M. Snipes, President and Chief Executive Officer, said the low comparable earnings continue to reflect the Bank’s investment in new markets and a continued weak economy in the bank’s “core” market area. He said, “the Federal Reserve’s increase in the Fed Funds rate in March and their indication of further increases in the future should provide a better interest rate margin and, hopefully, better earnings going forward.” Snipes thanked the entire Bank of Granite staff for their hard work during a very challenging quarter.

     Consolidated balance sheet data revealed total assets of approximately $1,039,124,000 compared to $977,445,000 for the first quarter of 2004, an increase of 6.3%. Deposits of approximately $795,929,000 were up 7.4% compared with deposits of $740,846,000 in 2004. Total loans of approximately $792,509,000, compared to $726,375,000 in 2004, were up 9.1%. All of these amounts are all-time highs for the bank. Snipes said he expected 2005 to mark the 52nd consecutive year of increased dividends to shareholders, a record for any public banking company in the country.

     Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage, Inc. The bank operates 21 full service banking offices in Caldwell, Catawba, and Burke Counties—the “Unifour” area of North Carolina, and in Mecklenburg, Watauga, Forsyth and Wilkes Counties. Granite Mortgage, headquartered in Winston- Salem, originates home mortgages in the Catawba Valley and the Central and Southern Piedmont regions of North Carolina, in addition to Boone and Wilkesboro, and in Hilton Head, South Carolina. Bank of Granite Corporation has an estimated 6,900 shareholders. Its stock trades on the national NASDAQ Stock Market® under the symbol GRAN.

     Bank of Granite’s Annual Shareholder’s Meeting will be held at 10:30 AM at the Holiday Inn Select, in Hickory, NC on Monday, April 25, 2005.

* * * * *

Please see the attached “Financial Data” tables.
For further information, contact Kirby Tyndall, Chief Financial Officer
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630	www.bankofgranite.com

Bank of Granite Corporation
Selected Financial Data

	Three Months Ended
	March 31,
(in thousands except per share data)	2005	2004	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$15,273	$13,676	11.7%
Interest expense	4,076	3,078	32.4%

Net interest income, taxable equivalent	11,197	10,598	5.7%
Taxable equivalent adjustment	311	365	-14.8%

Net interest income	10,886	10,233	6.4%
Loan loss provision	1,230	1,245	-1.2%
Noninterest income	2,458	2,649	-7.2%
Noninterest expense	7,315	7,209	1.5%

Income before income taxes	4,799	4,428	8.4%
Income taxes	1,614	1,437	12.3%

Net income	$3,185	$2,991	6.5%

Earnings per share — Basic	$0.24	$0.22	9.1%
Earnings per share — Diluted	0.24	0.22	9.1%

Average shares — Basic	13,285	13,623	-2.5%
Average shares — Diluted	13,323	13,683	-2.6%

Consolidated balance sheet data at March 31:
Total assets	$1,039,124	$977,445	6.3%
Total deposits	795,929	740,846	7.4%
Loans (gross)	792,509	726,375	9.1%
Shareholders’ equity	139,922	142,300	-1.7%

Consolidated average balance sheet data:
Total assets	$1,032,133	$967,298	6.7%
Total deposits	772,582	724,811	6.6%
Loans (gross)	784,679	719,853	9.0%
Shareholders’ equity	140,889	142,486	-1.1%

Consolidated performance ratios:
Return on average assets*	1.25%	1.24%
Return on average equity*	9.17%	8.44%
Efficiency ratio	53.57%	54.42%

Consolidated asset quality data and ratios:
Nonaccruing loans	$6,791	$4,229	60.6%
Accruing loans 90 days past due	4,211	2,568	64.0%
Nonperforming loans	11,002	6,797	61.9%
Foreclosed properties	1,790	1,709	4.7%
Nonperforming assets	12,792	8,506	50.4%
Allowance for loan losses	13,970	11,583	20.6%
Loans charged off	1,017	556	82.9%
Recoveries of loans charged off	92	95	-3.2%
Net loan charge-offs (recoveries)	925	461	100.7%

Net charge-offs to average loans*	0.48%	0.26%
Nonperforming loans to total assets	1.06%	0.70%
Allowance coverage of nonperforming loans	126.98%	170.41%
Allowance for loan losses to gross loans	1.76%	1.59%
Allowance for loan losses to net loans	1.79%	1.62%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$10,243	$9,472	8.1%
Loan loss provision	1,224	1,245	-1.7%
Noninterest income	1,637	1,722	-4.9%
Noninterest expense	5,743	5,602	2.5%
Income taxes	1,599	1,354	18.1%
Net income	3,314	2,993	10.7%

Granite Mortgage
Net interest income	$708	$807	-12.3%
Loan loss provision	6	—	n/a
Noninterest income	820	927	-11.5%
Noninterest expense	1,489	1,527	-2.5%
Income taxes	15	83	-81.9%
Net income	24	124	-80.6%

* Annualized based on number of days in the period.	More

Bank of Granite Corporation
Supplemental Quarterly Financial Data

	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands except per share data)	2005	2004	2004	2004	2004

Consolidated earnings summary:
Interest income, taxable equivalent	$15,273	$14,818	$14,100	$14,018	$13,676
Interest expense	4,076	3,697	3,259	3,073	3,078

Net interest income, taxable equivalent	11,197	11,121	10,841	10,945	10,598
Taxable equivalent adjustment	311	321	321	340	365

Net interest income	10,886	10,800	10,520	10,605	10,233
Loan loss provision	1,230	1,412	1,678	1,104	1,245
Noninterest income	2,458	2,883	2,850	2,875	2,649
Noninterest expense	7,315	7,356	7,075	7,475	7,209

Income before income taxes	4,799	4,915	4,617	4,901	4,428
Income taxes	1,614	1,622	1,499	1,585	1,437
Net income	$3,185	$3,293	$3,118	$3,316	$2,991

Earnings per share — Basic	$0.24	$0.25	$0.23	$0.25	$0.22
Earnings per share — Diluted	0.24	0.25	0.23	0.24	0.22

Average shares — Basic	13,285	13,352	13,426	13,522	13,623
Average shares — Diluted	13,323	13,401	13,468	13,569	13,683

Consolidated ending balance sheet data:
Total assets	$1,039,124	$1,032,238	$1,004,006	$993,985	$977,445
Total deposits	795,929	749,862	772,672	744,541	740,846
Loans (gross)	792,509	778,137	753,335	740,932	726,375
Shareholders’ equity	139,922	141,016	140,993	140,077	142,300

Consolidated average balance sheet data:
Total assets	$1,032,133	$1,016,830	$1,000,136	$987,822	$967,298
Total deposits	772,582	759,430	763,643	738,039	724,811
Loans (gross)	784,679	762,644	745,999	732,768	719,853
Shareholders’ equity	140,889	140,756	140,111	140,739	142,486

Consolidated performance ratios:
Return on average assets*	1.25%	1.29%	1.24%	1.35%	1.24%
Return on average equity*	9.17%	9.31%	8.85%	9.48%	8.44%
Efficiency ratio	53.57%	52.53%	51.68%	54.09%	54.42%

Consolidated asset quality data and ratios:
Nonaccruing loans	$6,791	$6,634	$5,533	$4,192	$4,229
Accruing loans 90 days past due	4,211	4,227	3,927	6,274	2,568

Nonperforming loans	11,002	10,861	9,460	10,466	6,797
Foreclosed properties	1,790	1,280	1,352	1,462	1,709

Nonperforming assets	12,792	12,141	10,812	11,928	8,506

Allowance for loan losses	13,970	13,665	12,801	11,864	11,583

Loans charged off	1,017	688	875	920	556
Recoveries of loans charged off	92	139	135	96	95

Net loan charge-offs (recoveries)	925	549	740	824	461

Net charge-offs to average loans*	0.48%	0.29%	0.39%	0.45%	0.26%
Nonperforming loans to total assets	1.06%	1.05%	0.94%	1.05%	0.70%
Allowance coverage of nonperforming loans	126.98%	125.82%	135.32%	113.36%	170.41%
Allowance for loan losses to gross loans	1.76%	1.76%	1.70%	1.60%	1.59%
Allowance for loan losses to net loans	1.79%	1.79%	1.73%	1.63%	1.62%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$10,243	$9,960	$9,728	$9,595	$9,472
Loan loss provision	1,224	1,406	1,676	1,104	1,245
Noninterest income	1,637	1,870	1,926	1,895	1,722
Noninterest expense	5,743	5,516	5,401	5,538	5,602
Income taxes	1,599	1,523	1,417	1,492	1,354
Net income	3,314	3,385	3,160	3,356	2,993

Granite Mortgage
Net interest income	$708	$926	$859	$1,081	$807
Loan loss provision	6	6	2	—	—
Noninterest income	820	1,014	924	980	927
Noninterest expense	1,489	1,693	1,579	1,828	1,527
Income taxes	15	99	82	93	83
Net income	24	148	122	140	124

* Annualized based on number of days in the period.

7